Exhibit 99.2
AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 AND 2006
(In thousands, except share and par values)

	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$252	$4,336
Accounts receivable, net of allowance of $0 in 2007 and $9 in 2006	208	225
Inventories	359	627
Prepaid expenses and other current assets	202	177

Total current assets	1,021	5,365

PROPERTY AND EQUIPMENT — Net	377	1,414
OTHER ASSETS	85	106

TOTAL	$1,483	$6,885

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$2,405	$305
Accrued liabilities	2,102	1,269
Current portion of secured notes payable, net of debt discount $74 and $154 in 2007 and 2006, respectively	3,174	785
Convertible notes, net of debt discount of $0 and $511 in 2007 and 2006, respectively	7,467	6,967
Bridge loan	5,744	—

Total current liabilities	20,892	9,326

SECURED NOTES PAYABLE, net of debt discount of $228	—	3,203
OTHER LIABILITIES	9	390

Total liabilities	20,901	12,919

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series A, $0.0001 par value — authorized, 10,478,656 shares; issued and outstanding, 0 shares in 2007 and 10,076,217 shares in 2006	—	18,035
Series B, $0.0001 par value — authorized, 19,338,080 shares; issued and outstanding, 0 shares in 2007 and 19,304,753 shares in 2006	—	20,188
Series C, $0.0001 par value — authorized, 14,223,808 shares; issued and outstanding, 0 shares in 2007 and 14,223,808 shares in 2006	—	14,859
Series D, $0.0001 par value — authorized, 11,428,571 shares; issued and outstanding, 0 shares in 2007 and 9,944,407 shares in 2006		10,690
Series A-1, $0.0001 par value — authorized, 66,000,000 shares; issued and outstanding, 41,194,518 shares in 2007; (liquidation value $0 in 2006)	36,396	—

TOTAL	36,396	63,772

STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value — authorized, 167,959,456 shares; outstanding, 17,523,745 and 14,673596 shares outstanding at June 30, 2007 and June 30, 2006, respectively	2	1
Additional paid-in capital	30,094	318
Deferred stock compensation	—	(4)
Accumulated deficit	(85,910)	(70,121)

Total stockholders’ deficit	(55,814)	(69,806)

TOTAL	$1,483	$6,885

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2007 AND 2006
(In thousands)

	2007	2006

REVENUE	$1,329	$900

COST OF GOODS SOLD	449	522

GROSS MARGIN	880	378

OPERATING EXPENSES:
Research and development	4,973	5,788
Selling and marketing	514	784
General and administrative	439	684

Total operating expenses	5,926	7,256

LOSS FROM OPERATIONS	(5,046)	(6,878)

INTEREST INCOME	17	28

INTEREST EXPENSE	(1,269)	(371)

NET LOSS	$(6,298)	$(7,221)

See notes to consolidated financial statements.

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2007 AND 2006
(In thousands)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,298)	$(7,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	504	713
Amortization of debt warrants and discounts	642	77
Stock-based compensation	4	—
Changes in operating assets and liabilities:
Accounts receivable	168	169
Inventories	220	(102)
Prepaid expenses and other current assets	62	(107)
Other assets	8	(26)
Accounts payable	1,318	(477)
Accrued liabilities	228	(181)
Other liabilities	—	—

Net cash used in operating activities	(3,144)	(7,155)

CASH FLOWS FROM INVESTING ACTIVITIES — Purchase of property and equipment	(15)	(111)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2	15
Proceeds from issuance of notes payable — net of commitment fee	3,199	8,967
Principal payments on secured notes payable	(160)	(707)

Net cash provided by financing activities	3,041	8,275

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(118)	1,009

CASH AND CASH EQUIVALENTS — Beginning of period	369	3,327

CASH AND CASH EQUIVALENTS — End of period	$252	$4,336

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$120	$172

See notes to consolidated financial statements.

AMPLE COMMUNICATIONS, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2007 and 2006

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization — Ample Communications, Inc. was incorporated in Delaware on May 8, 2000. Ample Communications, Inc. and its wholly owned subsidiary (the “Company”) were formed to design, develop, and manufacture highly integrated silicon solutions that increase the efficiency of enterprise and wide-area networks.

Basis of Presentation and Consolidation — The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations. As described in Note 2, the Company’s secured creditor entered into an agreement with Mindspeed, Inc. (“Mindspeed”) on September 4, 2007, to sell substantially all of the Company’s assets to Mindspeed. As the Company was in default of the terms of its secured notes payable subsequent to December 31, 2006, the proceeds from the sale of assets will be remitted to the secured note holders.

The consolidated condensed financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, include the accounts of Ample Communications and its subsidiary. All accounts and transactions among Ample Communications and its subsidiary have been eliminated in consolidation. In the opinion of management, the accompanying consolidated condensed financial statements contain all adjustments, consisting of adjustments of a normal recurring nature, necessary to present fairly the Company’s financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States of America. The results of operations for interim periods are not necessarily indicative of the results that may be expected for a full year. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2006 included elsewhere in this Form 8-K.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include money market accounts and various deposit accounts. The Company deposits cash and cash equivalents with high-credit quality financial institutions.

Risks and Uncertainties and Concentration of Credit Risks — The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of future products, and dependence on key individuals.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company’s cash equivalents consist of checking and money market accounts, and balances typically exceed insurance coverage provided by the Federal Deposit Insurance Corporation.

Fair Value of Financial Instruments — Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt. The carrying value of these financial instruments approximates their fair value due to their short-term maturities.

Inventory — Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventory consists of raw materials, work in process, and finished goods held by a third party.

	June 30, 2007	June 30, 2006

Work-in-Progress	$110	$497

Finished Goods	246	130

Total Inventory	$359	$627

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets (generally three to five years). Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.

Long-Lived Assets — The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To date, the Company has not recognized any losses relating to the impairment of long-lived assets.

Accrued Liabilities and Accounts Payable — The Company records all scheduled payments to its vendors in Accounts Payable and accrues for anticipated expenses incurred buy not yet invoiced for through the use of estimates. The increase in accounts payable and accrued liabilities at June 30, 2007 is due to cash constraints the Company has incurred additional liabilities and has not been able to meet vendor’s payment terms.

	June 30, 2007	June 30, 2006

Accounts Payable	$2,405	$305

Accrued Liabilities	2,102	1,269

	$4,507	$1,574

Revenue Recognition — The Company recognizes revenue when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sale price is determinable, and collectibility is reasonably assured. Revenue typically is recognized at time of shipment for the sale of products and upon completion of services for service revenue.

Stock-Based Compensation — Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), Share-Based Payment, which requires that the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, be based on estimated fair values recognized over the requisite service period. Prior to adoption of FASB Statement No. 123(R), the Company accounted for stock-based compensation awards issued to its employees using the intrinsic value measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and complied with the disclosure requirements of FASB Statement No. 123, Accounting for Stock-Based Compensation.

The Company adopted FASB Statement No. 123(R) using the prospective method. Under this method, FASB Statement No. 123(R) is applied to new awards and to awards modified, repurchased, or canceled after the adoption date of January 1, 2006. For options granted after January 1, 2006, and valued in accordance with FASB Statement No. 123(R), the Company uses the multiple grant approach for expense attribution. The fair value of options granted after January 1, 2006, is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility of Company’s common stock, an assumed risk-free interest rate, and the estimated forfeitures of unvested stock options. To the extent actual results differ from the estimates, the difference will be recorded as a cumulative adjustment in the period estimates are revised. No compensation cost is recorded for unvested options. The Company uses the simplified calculation of expected life described in the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-Based Payment, and volatility is based on an average of the historical volatilities of the common stock of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Expected forfeitures are based on the Company’s historical experience. The Company did not grant any options in the six months ended June 30, 2007.

Research and Development — Research and development costs are expensed as incurred. Included in research and development are the costs of the prototypes sold by the Company.

Income Taxes — The Company accounts for income taxes using an asset and liability approach. Deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

Foreign Currency Translation — The U.S. dollar is the functional currency of the Company’s foreign subsidiary located in India. Monetary assets and liabilities of the subsidiary are remeasured into U.S. dollars at current exchange rates prevailing at the balance sheet date, nonmonetary assets and liabilities as well as equity are remeasured into U.S. dollars at historical exchange rates, and income and expense accounts are remeasured into U.S. dollars at average exchange rates.

2.	SUBSEQUENT EVENTS

On June 11, 2007, the Company was notified by its secured creditor that it was in default of certain loan covenants relating to the Secured Notes Payable and the Loan and Security Agreement dated December 8, 2005 (as amended), and demanded immediate repayment of all the term loans, including the principal of $8,626,000, plus accrued interest and expenses incurred. Because the Company was in default, all related loan amounts have been classified as current in the June 30, 2007 balance sheet. As the Company was not able to repay the amounts due, the secured creditor foreclosed on the collateral against the term loan. On September 4, 2007, the Company’s secured creditor entered into an Asset Purchase Agreement (APA) between the secured creditor and another company, pursuant to which the other company will acquire substantially all the assets of Ample, under a private sale in accordance with Division 9 of California’s Uniform Commercial Code. These financial statements do not reflect any adjustments relating to the above.
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